This page being
FINANCIAL INFORMATION (Cont. from Screen 33) Pru Jennison 20/20 filed for series 1.


EXPENSES (Negative answers are allowed
For the period covered by this form

  on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $  0

 Z) Net investment income ------------------------------ $  0

  AA) Realized capital gains ----------------------- $  0

  BB) Realized capital losses ---------------------- $  0

  CC) 1. Net unrealized appreciation during the period --- $  0

  2. Net unrealized depreciation during the period --- $  0

  DD) 1. Total income dividends for which record date
 passed during the period ------------------------ $  0

2. Dividends for a second class of open-end
 company shares -----------------------------------$  0

  EE) Total capital gains distributions for which record date passed during the period --------------- $ 0
73. Distributions per share for which record date passed during the period:
 NOTE: Show in fractions of a cent if so declared.
" A) 1. Dividends from net investment income $ 0.0000, 0.0000
"  2. Dividends for a second class of open-end
  company shares ------------$0.0000, 0.03517, 0.0000, 0.01493
 B) Distribution of capital gains ---------------$ 0.00
 C) Other distributions --------------------------------- $ 0.00
  SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 1.
 Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $  0
 P) Amounts owed to affiliated persons --------------------------$  0
 Q) Senior long-term debt ---------------------------------------$  0
 R) Other liabilities:1. Reverse repurchase agreements --------- $  0
  2. Short sales --------------------------- $  0
  3. Written options ----------------------- $  0
  4. All other liabilities ----------------- $  0

 S) Senior equity -----------------------------------------------$  0
 T) Net assets of common shareholders ---------------------------$  0
 U) 1. Number of shares outstanding -----------------------------$  0
  2. Number of shares outstanding of a second class of shares of open-end company ---------------------------------------  0
  " V) 1. Net asset value per share(to nearest cent)$15.58, 11.83
 "2. Net asset value per share of a second class of open-end company shares (to nearest cent)$11.84, 17.05, 14.95, 16.94
 W) Mark-to-market net asset value per share
  for money market funds only (to 4 decimals) -----------------$ 0.0000
 X) Total number of shareholder accounts ------------------------$  0
 Y) Total value of assets in segregated accounts ----------------$ 0 SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.